Exhibit 4.1
FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 14, 2024, among American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), the entities listed on Schedule A hereto (the “Guaranteeing Subsidiaries”), American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors party hereto (such Subsidiary Guarantors together with the Guaranteeing Subsidiaries are collectively referred herein as the “Guarantors”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company, Holdings and certain Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of November 3, 2011, as amended and supplemented by the First Supplemental Indenture, dated as of March 23, 2017, among Holdings, the Company, Alpha SPV I, Inc., certain Subsidiary Guarantors and the Trustee, the Second Supplemental Indenture, dated May 17, 2017, among Holdings, the Company, certain Subsidiary Guarantors and the Trustee, and the Third Supplemental Indenture, dated March 23, 2018, among Holdings, the Company, certain Subsidiary Guarantors and the Trustee (and as may be further amended and supplemented from time to time, the “Indenture”), providing for the issuance from time to time of its unsecured senior or subordinated debentures, notes or other evidences of indebtedness and guarantees thereof;
WHEREAS, the Company has issued under the Indenture its 6.875% Senior Notes due 2028, 6.50% Senior Notes due 2027, 6.25% Senior Notes due 2026 and 5.00% Senior Notes due 2029 (collectively, the “Notes”);
WHEREAS, the Indenture and the terms of the Notes provide that under certain circumstances certain subsidiaries of Holdings and/or the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary will guarantee the Notes on the terms and conditions set forth in Article Seventeen of the Indenture and in the Notes (the “Note Guarantee”), and the Guaranteeing Subsidiaries hereby are providing such a Note Guarantee; and
WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Note Guarantee.
3. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company, Holdings or any of the Guarantors will have any liability for any of the Company’s, Holdings’ or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Transmission by telecopy, electronic mail, or other transmission method of an executed counterpart of this Supplemental Indenture will constitute due and sufficient delivery of such counterpart. The Trustee shall not have any duty to confirm that the person sending an executed counterpart of this Supplemental Indenture and/or any other documents delivered from time to time under the Indenture (the “Supplemental Documents”) by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send an executed counterpart of this Supplemental Indenture and any Supplemental Document to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized executed counterpart of this Supplemental Indenture and such Supplemental Document, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic executed counterpart of this Supplemental Indenture and such Supplemental Document.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE GUARANTEEING SUBSIDIARIES:

TEKFOR, INC.
AAM NORTH AMERICA, INC.
AAM MEXICO HOLDINGS, LLC
AAM CASTING CORP.

By:    /s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Authorized Signatory
AMERICAN AXLE & MANUFACTURING, INC.
By:    /s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Vice President & Treasurer
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:    /s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Vice President & Treasurer

Signature Page to Supplemental Indenture

AAM INTERNATIONAL HOLDINGS, INC.
AUBURN HILLS MANUFACTURING, INC.
OXFORD FORGE, INC.
MSP INDUSTRIES CORPORATION
COLFOR MANUFACTURING, INC.
ACCUGEAR, INC.
METALDYNE PERFORMANCE GROUP, INC.
METALDYNE M&A BLUFFTON, LLC
METALDYNE POWERTRAIN COMPONENTS, INC.
METALDYNE SINTERED RIDGWAY, LLC
METALDYNE SINTERFORGED PRODUCTS, LLC
PUNCHCRAFT MACHINING AND TOOLING, LLC
HHI FORMTECH, LLC
JERNBERG INDUSTRIES, LLC
IMPACT FORGE GROUP, LLC
ASP HHI HOLDINGS, INC.
MD INVESTORS CORPORATION
AAM POWDER METAL COMPONENTS, INC.
ASP GREDE INTERMEDIATE HOLDINGS LLC

By:    /s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Authorized Signatory

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:    /s/ James Kowalski
Authorized Signatory

Signature Page to Supplemental Indenture

SCHEDULE A
GUARANTEEING SUBSIDIARIES

Tekfor, Inc.
AAM North America, Inc.
AAM Mexico Holdings, LLC
AAM Casting Corp.